UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C

UNDER THE SECURITIES ACT OF 1933

(Mark one.)

•	Form C: Offering Statement
•	Form C-U: Progress Update:
•	Form C/A: Amendment to Offering Statement:

•	Check box if Amendment is material and investors must reconfirm within five business days.

•	Form C-AR: Annual Report
•	Form C-AR/A: Amendment to Annual Report
•	Form C-TR: Termination of Reporting

Name of issuer: World Tree COP USA, LLC

Legal status of issuer:

Form: Limited liability company (LLC)
Jurisdiction of Incorporation/Organization: Nevada
Date of Organization: June 3, 2015

Physical address of issuer: 550 West Baseline Road, Suite 102-199, Mesa, AZ 85210

Website of issuer: worldtree.info

Name of intermediary through which the offering will be conducted: WeFunder Portal LLC

CIK number of intermediary: 0001670254

SEC file number of intermediary: 007-00033

CRD number, if applicable, of intermediary: 283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the Offering amount upon a successful fundraise will be paid to WeFunder. WeFunder shall be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with this Offering. Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered: Equity

Target number of securities to be offered: 515,000 units

Price (or method for determining price): $1 / Unit

Target offering amount: $500,000

Oversubscriptions accepted: Yes

If yes, disclose how oversubscriptions will be allocated: Other. As determined by the Issuer.

Maximum offering amount (if different from target offering amount): $1,070,000

Deadline to reach the target offering amount: April 3, 2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees: Five (5)

	Most Recent Fiscal Year	Prior Fiscal Year
Total Assets:	$208,453	$78,880
Cash & Cash Equivalents:	$149,555	$9,178
Related Party Receivable:	$5,014	$26,902
Deposit on biological assets-related party	$14,142	$22,318
Short-term Debt:	$0	$0
Long-term Debt:	$0	$0
Revenues/Sales:	$0	$0
Cost of Goods Sold:	$0	$0
Taxes Paid:	$0	$0
Net Income:	($78,374)	($7,186)

The Issuer intends to offer securities in the following jurisdictions:

(All US Jurisdictions)

[End of Form C Cover Page]

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WORLD TREE COP USA, LLC

REGULATION CROWDFUNDING ANNUAL REPORT

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NOTICE TO PROSPECTIVE INVESTORS

This Offering Statement is being furnished solely for the purpose of enabling prospective Investors to determine whether they wish to proceed with further investigation of the Company and making an investment in the Units. This Offering Statement is not intended to form the basis of any investment decision and does not attempt to present all the information that prospective Investors may require for purposes of making an investment decision. The Company anticipates providing prospective Investors with the opportunity to ask questions, receive answers, obtain additional information and complete their own due diligence review concerning the Company and the offering of the Units prior to entering into any agreement to purchase Units.

By accepting delivery of this Offering Statement, you agree to undertake and rely on your own independent investigation and analysis and consult with your own attorneys, accountants and other professional advisors regarding the Company and the merits and risks of an investment in the Units, including all related legal, investment, tax and other matters.

All information included in this Offering Statement and otherwise furnished in connection with this Offering is submitted to you on a strictly and permanently confidential basis, except as indicated below or otherwise expressly agreed in writing by the Company. Any reproduction or further distribution of this Offering Statement or any such information is prohibited. By accepting delivery of this Offering Statement, you agree that neither you nor any of your employees, agents or advisors will use this Offering Statement or any such information for any purpose other than evaluating the Company and the offering of the Units. Except as indicated below or otherwise expressly agreed by the Company, you also agree not to disclose to any person the fact that you have received this Offering Statement or any such information or any terms, conditions or other information with respect to the Company. If you decide not to participate in this offering, or if the Company so requests, you agree to promptly return this Offering Statement and all other materials received in connection therewith without retaining any copies thereof.

Neither the Company nor any of their respective affiliates shall have any liability for any information included in this Offering Statement or otherwise made available in connection with this Offering, except for liabilities expressly assumed by the Company in the definitive subscription agreement, the form of which is attached as Exhibit A to this Offering Statement, and related documentation for each purchase of Units. Without limitation of the foregoing, the Company makes no representation or warranty as to the accuracy or completeness of any information included in this Offering Statement or any other information, written or oral, or any document made available in connection with this Offering.

Until the execution of definitive purchase documentation for the purchase of the Units, the Company reserves the right, in its sole discretion and for any reason, to modify or amend the terms of the Units, to approve or disapprove any prospective Investor, to accept or reject, in whole or in part, any subscription, to allot to any Investor fewer Units than the number sought by such Investor and to withdraw from any further discussions, negotiations or transactions. Neither the Company nor any of their respective affiliates will have any liability or obligation whatsoever to any prospective Investor in the event of any of the foregoing.

This Offering Statement speaks as of the date hereof. Neither the delivery of this Offering Statement nor any eventual sale of the Units shall, under any circumstances, imply that the information contained herein is correct as of any future date or that there has been no change in the Company’s affairs after the date hereof. Nothing contained herein is, or should be relied upon as, a promise or representation as to future performance. Neither the Company nor any of their affiliates undertake any obligation to update or revise the Offering Statement.

This Offering Statement is intended solely for the use of the prospective Investor to whom this Offering Statement is initially provided. This Offering Statement does not constitute an offer to sell to or solicitation of an offer to purchase from any investor or in any jurisdiction in which such an offer or solicitation is not authorized or would be unlawful. Each Investor must comply with all legal requirements in each jurisdiction in which it purchases, offers or sells the Units or possesses this Offering Statement, and must obtain any consent, approval or permission required by it in connection with the Units or the Offering. Neither the Company nor any of their respective affiliates make any representation or warranty regarding, or shall have any responsibility for, the legality of an investment in the Units under any securities or similar laws. Prospective Investors are not to construe the contents of this Offering Statement as investment, legal, business or tax advice of any kind.

This Offering Statement may contain descriptions of the Units and certain other documents relevant to this Offering that do not set forth all the information that is included in or may be derived from those documents. You should read the complete text of the documents carefully and in their entirety prior to making any investment decision. You may request copies of the documents from the Company.

Any financial projections and other statements of anticipated future performance that are included in this Offering Statement or otherwise furnished in connection with the Offering are for illustrative purposes only and are based on assumptions by the Company’s management that are subject to significant risks and uncertainties and may prove to be incomplete or inaccurate. Actual results achieved may vary from the projections and the variations may be material. Variations in the assumptions underlying the projections may also significantly affect projected results. The projections contained in this Offering Statement were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants or generally accepted accounting principles and have not been examined, reviewed or compiled by the Company’s independent certified accountants.

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DEFINITIONS

Defined terms are capitalized herein (but may not be capitalized in this Section). The singular form of any term defined below shall include the plural form and the plural form shall include the singular. Whenever they appear capitalized in this Offering Statement, the following terms shall have the meanings as set forth below unless the context clearly requires a different interpretation:

Accredited Investor shall have the meaning set forth in Rule 501 of Regulation D of the Securities Act of 1933.

Affiliate means the Company and any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

Carbon Offset Program shall mean the investment program as described in the Section of this Crowdfunding Offering Statement titled “Our Business.”

Company shall refer to World Tree COP USA, LLC, a Nevada limited liability company.

COP shall mean Carbon Offset Program.

Crop Contracting Agreement refers to agreements between the Company and Farmers whereby Farmers grow ES Trees supplied by the Company.

Eco-Tree Program the Carbon Offset Program was renamed the Eco-Tree Program in 2019. All references to Eco-Tree Program have the same meaning as the Carbon Offset Program.

Empress Splendor Trees shall refer to the Empress Splendor tree of the genus Paulownia, which is reported in the Guinness Book of World Records to be the fastest growing hardwood tree in the world.

ES Lumber refers to the lumber harvested from the ES Trees.

ES Startlings shall mean young ES Trees which are propagated in a sterile, laboratory environment and grown into small plants (up to 10 cm tall) before shipping to Farmers.

ES Trees shall refer to Empress Splendor Trees.

Farmer shall mean an entity with which the Manager contracts to grow ES Trees.

Gross Profits shall mean income received from the Harvest of ES Trees underlying the Units in this Offering, minus Harvest Costs, if any.

Harvest shall mean the harvesting and processing for lumber of a particular crop of mature ES Trees, which ES Trees were planted and raised utilizing the net proceeds of this Offering.

Harvest Costs shall mean all costs associated with processing standing ES Trees into finished dimensional ES Lumber. Harvest Costs include, but are not limited to the costs associated with logging, residual processing, scaling, transporting, milling, drying, planing, grading, sorting, storage and packaging.

Investor shall mean a Person who is contemplating the purchase of Units.

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Lands shall mean land belonging to a Farmer on which land such Farmer agrees with the Company to grow ES Trees.

Manager shall mean World Tree Technologies, Inc., a Nevada corporation.

Net Profits shall be equivalent to the Company’s share of Gross Profits. Net Profits will be shared only between the Series A Unit Holders and the Series A COP 2018 Unit Holders (For clarity, all Series A 2018 COP Units relate to one particular set of ES Trees, and no other series or sub-series of Units shall have any rights with respect to such set of ES Trees.)

Non-U.S. Person shall mean a Person who is not a U.S. citizen, not a legal U.S. resident, and not living in the U.S.

Offering, when capitalized, shall mean the offer for sale of Units in exchange for an interest in Net Profits from a Harvest.

Offering Statement shall mean this Regulation Crowdfunding Offering Statement, its Exhibit(s) and any supplements or addenda.

Operating and Management Agreement, shall mean the Company’s amended operating agreement, which is attached to this Offering Statement as Exhibit B.

Person means an individual, a partnership, a domestic or foreign limited liability company, a trust, an estate, an association, a corporation, or any other legal entity.

Project shall mean contracting with certain Farmers to grow a certain number of ES Trees determined by the proceeds of this Offering, growing and harvesting the ES Trees, and sharing the profits received by the Company with the Farmers, the Series A 2018 COP Unit Holders, and the Series B Unit Holders.

Section, when capitalized, refers to sections of this Crowdfunding Offering Statement.

Securities Purchase Agreement shall refer to the agreement to purchase Units in this Offering, which is attached to this Offering Statement as Exhibit A.

Series B Unit Holder shall refer to World Tree Technologies, Inc., a Nevada corporation.

Unit shall mean one (1) Series A 2018 COP Unit.

Series A 2018 COP Unit Holder shall mean an Investor in this Offering whose subscription for Units is accepted by the Company.

WTT or World Tree Tech refers to World Tree Technologies, Inc., a Nevada corporation.

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SUMMARY OF THE OFFERING

Date:	September 14, 2018
The Company:	World Tree COP USA, LLC
The Manager:	World Tree Technologies, Inc.
Company Address:	550 West Baseline Road, Suite 102-199 Mesa, Arizona 85210 1-888-693-TREE (8733) worldtree.info
Currently listed or quoted?	No. These Units do not trade on any exchange or market.
Reporting issuer?	No.
EDGAR Filer?	Yes.
The Offering:

Minimum Offering: 150,000 Series A 2018 COP Units / $135,000 – reached, 225,296 Units sold as of 12/31/2018

Target Offering: 515,000 Series A 2018 COP Units / $500,000

Maximum Offering: 1,085,000 Series A 2018 COP Units / $1,070,000

Price per Unit:	$0.90/Unit for first 150,000 Units; Then: $1.00/Unit for remaining Units.
Minimum Subscription Amount:	2,000 Units
Payment Terms:	Cash on subscription.
Proposed closing date(s):	First closing will occur upon meeting our Minimum Offering amount. Subsequent closings may occur from time to time as subscriptions are received.
Income Tax consequences:	There are important tax consequences to a purchase of these Units. See Section titled “Certain Tax Consequences”.

Resale Restrictions

You will be restricted from selling your Units for an indefinite period.

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS/HER ENTIRE INVESTMENT. SEE “RISK FACTORS.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Statement contains certain forward-looking statements that involve risks and uncertainties. These statements relate to the Company’s future operation and management. These statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” and similar expressions referring to future events. The Company’s actual results could differ materially from the results anticipated in these forward-looking statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the Section of this Offering Statement titled “Risk Factors” and elsewhere in this Offering Statement.

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THE COMPANY

World Tree COP USA, LLC (the “Issuer”)

ELIGIBILITY

The Issuer:

•	Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
•	Is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
•	Is not an investment company registered or required to be registered under the Investment Company Act of 1940.
•	Is not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
•	Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to fil e such reports).
•	Is not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

The Issuer has not failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding.

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MANAGING MEMBERS AND OFFICERS OF THE COMPANY

The managing members and officers of the Company are listed below along with all positions and offices held at the Company, and their principal occupation and employment responsibilities for the past three (3) years.

Name	Position / Title	Dates of Service	Responsibilities
Wendy Burton	CEO, Founder and Managing Member of the Company	2015 – present	Supervises and controls the business and strategic aspects of the company.
Wendy Burton	CEO, Founder and Director of World Tree Technologies, Inc.	2002 – present	Supervises and controls the business and strategic aspects of the company.
Catherine Key	COO and Managing Member of the Company, COO and Director of World Tree Technologies, Inc. and COO and Director of World Tree COP, Inc.	2016 – present	Oversees all aspects of operations including business planning, marketing, internal and public presentations, staffing, legal documentation and financials.
Catherine Key	COO of Melting Point Media	2016 – present

Provided COO services to the World Tree group of companies, including overseeing all aspects of operations including business planning, marketing, internal and public presentations, staffing, legal documentation and financials.

Angela Nauta	Chief Investment Officer of the Company, World Tree Technologies, Inc., and World Tree COP, Inc.	2008 – present	Investor relations and management.
Leslie Bolton	Marketing Director of the Company, Marketing Director and Director of World Tree Technologies, Inc. and Marketing Director and Director of World Tree COP, Inc.	2016 – present	Manages marketing, website and social media material.
Leslie Bolton	Marketing Director of Melting Point Media	2016 – present	Business and marketing, providing key services to the World Tree group of companies.
Michelle Gordon	CFO of the World Tree companies	April 2018 – present	Financial management and human resources.
Michelle Gordon	Contract Controller/CFO	March 2018- present	Accounting, finance, business strategy and human resources.
Michelle Gordon	Self-Employed as Contract Controller/CFO	August 2016- present	Accounting, finance, business strategy and human resources.
Shelly Befumo	Secretary of the Company as well as World Tree Technologies, Inc.	May 2018- present	Corporate secretary responsibilities, advising senior management regarding disclosure and compliance, stockholder relations, stockholder correspondence, stock issuances, stock transfers.
Shelly Befumo	Partner/Controller of Befumo & Schaeffer, PLLC	2008- present

Non-lawyer partner responsible for all internal accounting and client trust accounting, financial advisor to small businesses, prepares SEC filings, primary liaison between client and accountants/auditors.

Shelly Befumo	CFO of Small Biz Support, LLC	2017- present	Financial advisor to small businesses, provides interim Controller and CFO services to small and medium-sized businesses.

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PRINCIPAL SECURITY HOLDERS

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
World Tree Technologies, Inc.	10,000 Class B Voting Units	100%

DESCRIPTION OF BUSINESS

Structure

World Tree COP USA, LLC was formed as a limited liability company under the laws of Nevada, USA on June 3, 2015. The Company was originally formed with the name World Tree COP 2015, LLC. On September 19, 2016, the company amended its Articles of Organization to change the name to World Tree COP USA, LLC.

Related Parties

World Tree Technologies Canada Inc. was incorporated under the laws of British Columbia on October 18, 2013. Wendy Burton owns approximately 94% of the issued and outstanding shares of World Tree Technologies Canada Inc.

World Tree Technologies Inc. is the Manager, and was incorporated under the laws of Nevada, USA on January 16, 2002. Wendy Burton owns approximately 88% of the issued and outstanding shares of World Tree Technologies Inc.

Other World Tree Programs

World Tree COP Inc. was incorporated under the laws of British Columbia, Canada on December 20, 2016 to raise capital as part of the Eco-Tree Program in different years and/or geographical regions than the Company. While these entities share management with the Company, they remain independent entities. As of the date of this Offering Memorandum, World Tree COP Inc. and the Company have agreed to share plantation locations in order to maximize diversification of plantations, reduce risk for each company and minimize costs.

OUR BUSINESS

The Company is committed to engaging in operations and business activities in order to fulfil the follow purposes:

i. The restoration of Earth’s natural ecology, creating a legacy for future generations in a way that is environmentally and economically sustainable.

ii. To promote the planting and harvest of the Empress Splendor tree as a powerful way to impact global warming, to regenerate the soil and to meet the world’s growing demand for lumber.

iii. To participate in a collective effort to reduce the carbon footprint of Investors.

iv. To make distributions to Investors upon harvesting ES Trees.

v. To provide new opportunities to farmers within the field of agro-forestry in general, and in particular the growth and harvest of Empress Splendor trees.

The Company will carry on the business of the Eco-Tree Program for the benefit of its Investors and engage in such other operations and business activities as may be necessary or appropriate for those purposes.

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Overview of the Eco-Tree Program

The Eco-Tree Program provides Investors the opportunity to participate in a timber investment while providing direct environmental benefits relating to reversing climate change and soil restoration. The Eco-Tree Program leverages the fast growth rate of the ES Tree to maximize the economic and environmental benefits of Agroforestry.

Empress Splendor (Paulownia) is a fast-growing hardwood tree that produces a lightweight hardwood with a very high strength: weight ratio. Grown in plantation and permaculture settings, its high growth rate, carbon sequestration and soil enhancing properties make it an ideal eco-timber. The high demand in Asia, combined with the largely unexplored North American market, represents a significant opportunity considering recent consumer shifts to sustainable products.

Lumber properties include:

•	Very light yet strong hardwood
•	Extremely buoyant
•	Does not absorb water
•	Resistant to rot and termites
•	Good insulator
•	Easily stained or painted

Market highlights include:

•	Demand for timber is anticipated to double over the next 30 years
•	Used for furniture, crown molding, veneers, window blinds and finishing wood
•	Used for boats, surfboards and musical instruments
•	Highly prized in Asia / North American market is undeveloped
•	Sustainably grown timber which appeals to green consumers
•	All markets which are rapidly expanding with a trend towards eco-products
•	Superior to balsa and could replace it for aerospace and wind turbine applications
•	Competitor to bamboo ($60 billion industry) as a sustainable plywood product
•	Better for the environment than plastics, yet can be combined with resins

Carbon emissions are widely recognized as one of the most significant factors in global warming. Agroforestry has been documented as being one of the most effective ways of reversing global warming through carbon drawdown1.

“As of 2014, 709 million acres of land were used for afforestation. Establishing timber plantations on an additional 204 million acres of marginal lands can sequester 18.1 gigatons of carbon dioxide by 2050. The use of marginal lands for afforestation also indirectly avoids deforestation that otherwise would be done in the conventional system. At a cost of $29 billion to implement, this additional area of timber plantations could produce a net profit for landowners of over $392 billion by 2050.” - Paul Hawken2

The Eco-Tree model is based upon the growth of Empress Splendor Trees for the purpose of carbon drawdown, while deriving profits from the harvest of the Empress Splendor trees grown in the program. The rapid growth rate of the ES Trees make it particularly attractive for timber production, as ES Trees can reach hardwood maturity in ten years or less (as compared with 20-50 years for other hardwood trees). In addition, the Empress Splendor Tree uses a form of photosynthesis called C4 which makes it a particularly powerful conduit for carbon drawdown.

________________

1 http://www.drawdown.org/solutions/land-use/afforestation

2 http://www.drawdown.org/solutions/land-use/afforestation

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The Manager contracts with Farmers in diverse geographic locations to grow Empress Splendor Trees on behalf of the Company. The Company intends to build on its current base of Farmers in North and Central America, continuing to work with Farmers in diverse locations to mitigate risk.

The Empress Splendor Trees mature in approximately eight to twelve years, at which point they can be harvested and sold for lumber. The Gross Profits, if any, from the Harvest of the ES Trees will be distributed 50% to the Farmers and 50% to the Company to be shared with Investors, pro-rata.

Company Ownership Interests and Distribution of Profits

Objectives for Planting, Harvesting and Cash Flow:

i)	The Company intends to plant ES Trees every year.

ii)	The Gross Profits, if any, will be shared: (x) 50% to the Company and (y) 50% to the Farmers.

iii)	Any Net Profits will be shared: (x) 50% pro-rata to the Series A 2018 COP Unit Holders and (y) 50% to the Series B Unit Holders.

iv)	While each year the Company intends to plant new trees, there is never a dilution of units.

v)	Any profits from the Harvest of ES Trees will be shared only with the Investors who invested in that particular crop of ES Trees harvested.

More specifically, ES Startlings acquired, planted and cared for with the proceeds of this Offering are planned to be planted in 2019 and harvested in 2028. No Investors in this Offering will have any rights to future harvests, or any harvests other than the harvest of their respective crop.

For clarity, the figure below is a visual representation of the distribution of profits:

Note that:

The Company may delay Harvest for up to two years if the Company believes that will result in better returns for all Investors. Administrative costs will be borne equally by all series of units.

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Ownership of Trees

Unit Holders will not own individual ES Trees but instead will be acquiring the right to share in any future Net Profits of the Company resulting from the Harvest and sale of the particular ES Trees underlying such Unit Holder’s Units. Under the contract between the Farmer and the Company, title to the ES Trees will vest in the Company. Stands of trees are kept separate and distinct for each Unit series (e.g. COP 2016, COP 2017). The geo-location of the trees is recorded in the Company’s database.

The Company uses a database called Pipedrive to record all the crop information. Prior to signing the contract, the Farmer completes a questionnaire which includes his/her location. The Company confirms this in Google Earth and adds that information to Pipedrive. Geo-location is accurate to within 8 meters.

ES Startlings

The Manager owns twenty different genotypes of ES Startlings which are used exclusively for the COP programs. The ES Startlings are propagated in a sterile, laboratory environment and tissue cultures are shipped to nurseries to grow into small plants (up to 10 cm tall) before shipping to Farmers. These genotypes have been researched over 20 years and have been selected for the timber quality, growth speed, and favorable carbon sequestration as compared with other trees.

The Company sources the trees from the Manager, AgriForest Bio-Technologies, Southern Growers and Gaia Artisan Coffee. Other potential sources include Toad Gully Growers and iPaulownia. The variety of ES Trees are chosen based on the temperature/rainfall/soil profile of where the ES Trees are planted.

Attributes of ES Trees

ES Trees are grown from startlings. ES Trees are a member of the genus Paulownia, which is reported in the Guinness Book of World Records to be the fastest growing hardwood tree in the world.

Characteristics of the ES Tree include:

i. Fast growing time: grows 10-20 feet in first year and 5-10 feet per year thereafter (depending on growing conditions)3

ii. Reaches a height of 50’–70’ for timber and 30’–40’ for ornamental trees (dependent on pruning)

iii. Non-invasive deep tri-tap root system

iv. Natural built-in fire retardant

James Lawrence of Toad Gully Growers says: “it is my opinion that Paulownia can be considered fire resistant. They are generally green leaved during peak fire season. The leaves do not contain volatile oils in the way Eucalyptus or Pinus species do. The sapwood is very moist. The bark is mostly smooth and thin and not highly fissured or containing dry fibrous material. I have burnt dry grass right up to the base of Paulownia without the trunk catching alight and the trees are not harmed by moderate grass fires. I suspect it would take a severe fire storm fueled by other more flammable vegetation nearby to cause a Paulownia plantation to burn.”4

___________________

3 (See http://www.permaship.org/Home/permaculture-concepts/paulownia-overview; or http://toadgully.com.au/files/Indices%20of%20Paulownia%20Growth%20Characteristics.pdf)

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Dr. R.C. Tang of Auburn University says “Paulownia is a very good insulator. Paulownia log homes are said to have twice the R factor as pine or oak logs. This temperature resistance serves to give the wood a high fire resistance. Ignition temperature is approximately 400 deg. C. which is almost twice many conventional American hard and soft woods.”

v. Harvesting for lumber within 7-10 years (depending on climate)5

vi. ES Trees have the potential to generate 7 harvests from a single root for a total of approximately 50-70 years of production.6

World Tree Technologies has researched and tested various conditions to figure out the optimal growing conditions that will produce high quality lumber.

ES Trees do not grow well in bottomland or wet soil. Ideal conditions for planting are a free draining, sandy loam soil with direct sunlight. It is recommended that the water table be deeper than 5 feet. (http://toadgully.com.au/paulownia-information)

ES Trees can withstand a low temperature of 0° F (-17°C.) to -10°F (-23°C) for a short period of time and high temperatures up to 120° F. (49° C.) The trunks can be wrapped to help protect the tree.

ES Trees may require fertilizer and irrigation, depending on the local soil and climate. For example, Farmers in Florida and Texas will usually be required to irrigate. Irrigation requirements depend on the area of planting and are assessed before a Farmer is accepted into the program. The Company is focusing its efforts on finding Farmers in zones with enough rainfall through the year to reduce demands for watering. Farmers in drier areas are expected to irrigate and Farmer-specific irrigation expectations are written into their contract.

To produce high quality lumber, ES Trees must be pruned regularly (at least annually) in the second, third and possibly fourth years.

Invasive Properties

There are many varieties of paulownia, only one of which is invasive. The Company will not under any circumstance plant any invasive variety of paulownia. The Company intends to grow primarily paulownia fortunei, especially in the warmer climates, and is running trials with other varieties for cold tolerance.

The Rainforest Alliance is internationally recognized as a certification program for sustainable forestry and best practices for tree planting and agroforestry. The following is a link to a project run by the Rainforest Alliance that has chosen paulownia as an ecologically sound tree for the purposes of reforestation and carbon sequestration (http://www.rainforest-alliance.org/business/climate/validation-verification/projects/paulownia).

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4 See: World Paulownia Institute Company http://www.worldpaulownia.com/html/remediation.html

5 See http://www.permaship.org/Home/permaculture-concepts/paulownia-overview.

6 See http://www.permaship.org/Home/permaculture-concepts/paulownia-overview.

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Carbon Offsets

ES Trees are able to sequester an average of 103 metric tons of carbon dioxide per acre per year. This compares favorably with other trees which sequester between 2.2 and 9.5 metric tons a year.7

Due to the ES Trees’ ability to sequester carbon dioxide, this type of tree is particularly well suited as a vehicle for offsetting the carbon that Unit Holders will generate during the normal course of their lifetime.

For each Unit acquired, the Unit Holder will receive a non-transferable internal carbon offset certificate issued by the Company, for the Unit Holder’s share of the equivalent carbon sequestered, as measured by the Environmental Resources Trust Inc. This carbon sequestered is currently estimated by the Company to be 103 tons’ carbon/acre/year. The internal carbon offset certificate is intended for informational purposes, and carry no value. The Company and its Manager reserve the right to fully monetize any carbon offsets generated by the ES Trees.

Growing Zones

The Company intends to plant ES Trees in diverse geographical areas to mitigate against risks.

In North America, the recommended growing zones8 are 7-119 (see map below). To see substantial growth, summer temperatures of 70◦F. (21°C.) and above for at least 5-6 months are optimal.

(See http://usagardener.com/zone_hardiness_usa.html-USA; and http://www.dominion-seed-house.com/en-CA/SearchZone.aspx - Canada). In North America, an altitude of less than 2,200 feet is required for commercial planting. Higher elevations tend to have greater temperature fluctuations, unless located in a protective micro-climate.

Zone 6 is at the border of the recommended growing zone. If temperatures dip below -10° F. (-23°C.), then the trunk of the tree could freeze and would need to be re-grown in the spring. Once the tree is about 3 years old and cold temperatures are experienced, then limbs may be lost on the tree instead of the entire trunk. The Company will only work with Farmers in zone 7 and above to ensure optimal growth.

In areas closer to the equator, such as Costa Rica, higher elevations (3,000 feet and higher) are required to ensure the seasonal changes required for optimal wood growth.

______________________

8 (http://www.burpee.com/gardening/content/gygg/growing-zone-information/growingzoneinfo.html).

9 (http://www.burpee.com/gardening/content/gygg/growing-zone-information/growingzoneinfo.html).

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Empress Splendor Lumber

Characteristics of harvested ES Lumber include:

Blonder timber with a long straight grain, which air dries quickly with low shrinkage and does not easily warp, crack or deform.

•	Empress wood is about 2/3 the weight of the lightest commercial wood grown in the United States.
•	It weighs an average of 14 to 19 lbs. per cubic foot.
•	It is almost 1/3 the weight of oak (44 lbs. p/cubic ft.) and half the weight of pine (30 lbs. p/cubic ft.).
•	It has one of the highest strength to weight ratios of any wood.
•	Empress wood has been widely used in the orient for fine furniture, musical instruments, carvings and decorative finishes for over 1,000 years.
•	It can be peeled for veneer in 1/16 - 1/32-inch thickness.
•	Intricate patterns can be cut with a jig saw or band saw without splitting easily and has been a favorite for many carvers in the United States.
•	Furniture, doors and windows can be made with close tolerances.
•	All normal finishing materials can be applied and it bonds well with glue.
•	Air-drying takes as little as 30 days. Boards can be kiln dried at high temperatures in as little as hours to 10% moisture content with no warping.
•	Reported shrinkage from green to oven-dry is only 2.2% radial and 4.0% tangential. It remains stable during changes in humidity and experiences little shrinkage or expansion compared to most other woods.
•	It is highly durable and resists decay under non-ground contact conditions.
•	The wood is insect resistant, as well as more fire resistant due to the moisture content of the tree during growth.
•	Empress log homes are said to have twice the R factor as pine or oak logs and are a very good insulator.
•	This temperature resistance also serves to give the wood a high fire resistance.
•	Ignition temperature for Empress wood is approximately 420 - 430 degrees Celsius (other hardwoods ignite at 220-225 degrees Celsius).

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Technical Specifications

Density:

Density @10% moisture content: 14.37 – 18.75 lbs./cuft

Density @10% moisture content: 18.17 lbs./cuft

Density @ oven dried: 17.11 lbs./cuft

Chemical Composition:

Alpha-Cellulose content: 40.72%; 38.50%-41.46%

Pentosan: 24.78%; 20.56%-25.35%

Lignin content: 20.87%; 21.24%-24.28%

Leaves: ursolic acid, C30H4803; matteucinol, C18H1805 Xylem: Paulownium, C20H18O7@CH3OH; d-Sesamin

Bark: syringin, C17H24O9@H2O; Catapinoside

Bending & Compression Properties:

Modulus of rupture (mor): 5420-5740 psi

Modulus of elasticity (moe) x 10 to 6th: 0.735-0.758 psi Compression parallel to grain: 2800-3560 psi

Compression perpendicular to grain: 300-440 psi

Shear parallel to grain: 800-1150 psi

BTU (British thermal unit)

7600-8400 per pound

Hardness:

Janka Hardness Scale: 260-290

Shrinkage Coefficient (%)

Specific gravity: 0.251 - 0.274 (23 to 30% of the density of water) Specific gravity @ 10% MC: 0.265

Radial: 1.1 - 2.7

Tangential: 2.1 – 4.9

Green to Oven Dry: 5.9

Moisture Absorption:

(92% Relative Humidity @ 20 degrees C)

1-day; 2-day; maximum

12%; 15%; 19%

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Market for ES Lumber

The current market for ES Lumber in North America is unestablished, due to the fact that this timber is rare and relatively unknown. By contrast, the market for ES Lumber is well established in Asia. It is estimated that in the last 5 years, 1.2 billion ES Trees have been planted in Japan for forestry and lumber production.10

ES Lumber is used for window, doors, crown moldings, cabinets, furniture spindles, surf boards, coffins and veneers. To date, the challenge has been that the North American market has only been developed as a “spot” market – that is, small quantities of wood have been sold into specific applications, not into large, repeatable market applications.

The Company, in collaboration with World Tree Technologies, is actively growing the market, promoting the properties of ES Lumber and working with timber merchants who are looking for sustainable hardwood alternatives. Recent conversations include manufacturers of guitars, tiny homes, picture frames, window blinds, trailers and sailboats. Conversations have begun with larger potential buyers in Asia. Conversations with prospective buyers have been positive and supportive, even though there has not been enough lumber available to establish a robust presence in any of the markets explored.

WTT has located farmers with mature ES Trees to sell to these buyers so that they can develop the market.

Sale of Lumber

When the ES Trees owned by the Company reach maturity, they are expected to be harvested and sold for lumber. The Company will manage the brokerage and sale of the ES Lumber and return all proceeds representing the Company Interest in the Lumber.

World Tree Technologies are actively pursuing buyers and sellers of Paulownia lumber in order to grow the market in advance of the harvests as part of the COP program

a) 2018 - 2022 World Tree Technologies, in collaboration with the Company intends to assist retailers (e.g. surfboard manufacturers, coffin makers, kite board manufacturers) in finding sources of ES Lumber. This will help to foster strong relationships and grow the market for ES Lumber.

b) 2018 - 2022 the Company intends to continue to participate in several conversations with significant wholesale wood buyers. E.g. Tolko, Home Depot, Weyerhaeuser. The Company will look to secure an exclusive purchase agreement with one of these wholesalers for all ES Lumber grown inside the COP.

c) 2022 onwards the Company intends to identify supply needs for harvesting logs from the stump or milled lumber. The Company will attempt to source mills that are within reasonable distances from each plantation site. The Company will also work to secure contracts for milling of logs into ES Lumber.

d) 2024 identify and secure skilled trades people for logging and milling of lumber. Identify each plantation as to the requirements of the hauling of logs or milling of ES Lumber. Arrange with each Farmer scheduled times, practices and strategies for harvesting.

e) 2026 onwards commence on the harvesting of each plantation according to plan. Fulfill on all contracts and secure revenue for disbursement in 2026 and onwards.

f) 2026 and onwards disbursement of funds to the commencing with COP 2016.

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10  http://www.primevalgardens.com/Environment.html and  http://www.wood-database.com/lumber-identification/hardwoods/paulownia/

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Lumber Pricing

Proceeds from the sale of the ES Lumber depend on market conditions in the future (at least 7-10 years from now). Currently, ES Lumber is a rare wood in North America and is difficult to find in large quantities. In a 2015 review of the ES Lumber market in North America, the Company was quoted prices ranging between $3 and $35 USD per board foot.

In 2017, the Company purchased ES Lumber from a US supplier, with prices ranging from $5.50 USD to $8.50 USD for air-dried, rough sawn lumber. Kiln dried finished lumber would be a higher price. The Company also approached the US Paulownia Association, the largest association of Paulownia lumber producers in North America, and was unable to find quality lumber for less than $7 USD/ board foot.

Factors that affect board foot pricing include the use of the lumber and the grade. Grading relates to the number of defects in the wood. The width of the lumber also highly influences the price, with broad pieces (e.g. for musical instruments) bringing in significantly higher prices. Finally, the price is affected by whether the lumber is being sold on the stump or harvested and processed.

The majority of the ES Lumber supply coming out of China today is from old growth Paulownia tomentosa and because of its invasive qualities11 is fetching a lower per board foot price in international markets. The prices of Chinese wood that can be viewed online are generally misleading. As part of its recent research into the current market the Company approached a Chinese supplier and was quoted $6.50 per board foot (more than six times greater than the online price).

For each 2,000 Units, 140 ES Trees will be planted. Generally, 110 ES Trees are planted per acre with extra trees held in reserve to cover losses.

140 ES Trees are expected to yield approximately 30,870 board feet of ES Lumber 9 years after planting under optimal growing conditions.

This is calculated as follows (http://americanstavecompany.com/boardfootcalc.html):

Estimated size of log at maturity: 24ft tall, 18 inches diameter

Total lumber yielded by a single tree: 294 board feet

Total ES Lumber yielded by 140 trees: 41,160 board feet

- 25% for loss of trees or damage to ES Trees: 10,290 board feet

Total anticipated ES Lumber yield: 30,870 board feet

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11 Paulowina tomentosa is defined as an invasive species by US States Department of Agriculture (http://www.invasivespeciesinfo.gov/plants/printree.shtml). This is undesirable and most North Americans will avoid this type of lumber. None of the varieties of the ES Trees that the Company will be using will be invasive.

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Return on Harvest

Revenue from the Harvest is based on two factors:

1) Board Feet of Lumber Produced: A well-managed plantation will produce 30,000 board feet of ES Lumber, assuming 25% loss (see above). A plantation that is destroyed for some reason would produce 0 board feet of lumber. Investors will receive returns based on all the plantations harvested. The table below shows potential total company revenue through a range of scenarios from total destruction of all plantations (an average of 0 board feet per acre) through moderate yields to targeted yields.

2) Selling Price Per Board Foot: In the current market, ES Lumber sells for between $3 and $14 USD a board foot. This is comparable to other hardwoods. If the Company failed to establish a market for the ES Lumber, the price would be $0.

The table below shows the potential total Company revenue (gross) from 1 acre of ES Trees, as a variable of lumber yield and pricing.

Note: The foregoing table has not been independently audited and shows a range of estimated results.

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Previous ES Lumber Market Experience

Wendy Burton, the CEO of the Company has previous experience selling ES Lumber.

WTT has previously been supplied with small orders of ES Lumber from independent small Paulownia plantation growers in Georgia, South Carolina, Maryland and several other states. WTT predominantly received supply through growers advertising from the American Paulownia Association’s website. The supply of ES Lumber was sold by WTT for profit to retailers of surfboards, furniture, crown moulding, doors, siding for the exterior of buildings, coffins and aircraft wing struts.

WTT contracted with Fender Guitars in 2010 to supply ES Lumber for the building of Telecaster and Stratocaster Guitars. Fender was pleased with the results of their prototypes and requested thousands of board feet to build more guitars and speaker boxes. Due to limited availability of ES Lumber, WTT was unable to fulfil the demand at the time. However, the Company has recently located a source of 3 million board feet of ES Lumber and is currently negotiating the sale of the lumber to Fender and other buyers.

The Company believes that with the establishment of the COP that increasing amounts of ES Lumber will become available in the near future, making the lumber potentially attractive on a commercial scale.

Inside of its business plan, the Company has 9 years to establish a viable ES Lumber market before the Harvest inside of the COP. The Company has created and is actively building a database of retailers who wish to buy ES Lumber. The Company intends to use these ongoing relationships with retailers to leverage the Company’s negotiations with lumber wholesalers to demonstrate the value of and demand for ES Lumber.

Marketing efforts are already underway and will ramp up as the Company’s ES Trees mature. The Company intends to focus on establishing relationships with the international lumber producers who are looking for large volumes of wood that have been grown and harvested sustainably.

The Company has also begun negotiations with lumber buyers in Singapore who are highly interested. Presently the biggest hindrance to contract is supply of lumber and for that reason World Tree Technologies is focused on securing that supply.

Demand for Sustainably Grown Lumber

The average North American consumes the equivalent of a 100-foot tree every year and the United Nations predicts that demand for wood will double by 2050 (Nasdaq Blog, Investment U).

Statistics show a trend toward timber shortages and increased prices (Report from the Logging and Sawmilling journal 2014 and Wood Markets Monthly International Report March 2014). The industry predicts a surge in lumber prices in North America as supply struggles to keep up with demand. Exports to China are forecast to increase steadily to the end of the decade, and beyond, as their supply gap widens.

There is a continued high demand for hardwood, however it is challenging to find sources of hardwood timber that have not been taken from old growth forests12. The removal of hardwood trees from old growth forests (e.g. rain forests) is detrimental to the environment and has received a great deal of negative press.

__________________

12 An old-growth forest is a forest that has attained great age without significant disturbance and thereby exhibits unique ecological features and might be classified as a climax community.

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The Company believes large companies in the lumber industry are looking for better hardwood solutions that will give them an edge over their competition. Lumber suppliers like Home Depot have reported they will focus on putting environmentally friendly timbers in their stores. The access to plantation based timber, such as will be grown by the Company, is respectful to the environment and fits this mandate.

The Company intends to focus on attracting a large ‘top ten’ lumber producer to align with the Company’s vision which will give them an edge in being a global supplier of a plantation hardwood timber. In the growing green economy where people are demanding action on global warming and climate change, it is highly desirable to be viewed as a company that is making a difference.

A 2012 IPSOS poll shows that 50% of people think about the environment when making purchases. 90% of people feel a responsibility to leave behind a better world. Companies as diverse as Starbucks, Dell, Home Depot, Virgin and Sony are making changes to their business practices to align with the green economy. 13

If a restriction on old growth timber is implemented, the major lumber companies will be looking for an alternative. The Company will have acquired inside the COP an extensive CO-OP of Farmers growing ES Trees in preparation of meeting the demand that is forecasted to arrive.

Another serious concern in today’s lumber industry is the issue of transportation costs that are drastically rising, causing some mills to close as the cost of business in remote regions is no longer profitable. Further benefits to the timber markets is that ES Trees are 40% lighter than other hardwoods, so transportation costs will be considerably lower.

Development of Carbon Offset Program

The Company offered the Carbon Offset Program to a small group of investors in 2016. 100 acres of trees were planted in Costa Rica and the United States as part of this investment round.

A related company, World Tree COP Inc., has raised investment in Canada for a total of 559 acres planted in Canada, USA and Costa Rica. The success of the program in Canada has led the Company to the point where it wants to launch the program on a larger scale in the USA.

Trees and Propagation

In 2017, the Company reviewed all its propagation, shipping and delivery protocols. The majority of the trees planted were ‘bare roots’ ordered directly from World Tree Technologies and shipped from Toad Gully suppliers in Australia. This was in keeping with previous planting methodologies.

Trees were delivered from Australia to the United States and Costa Rica. The Company experienced several issues with this process:

•	Import procedures, especially into Costa Rica are convoluted, expensive and time-consuming.
•	Quality control was difficult and we found that approximately 20% of the bare roots that arrived were skinny and small. Farmers are reporting that the smaller roots perform less well than the larger ones.
•	Bare roots must be ordered 7-9 months in advance of planting, meaning we must estimate the number of ES Trees needed too far in advance to be practical.

_____________

13 White House Press Release October 2015 http://www.whitehouse.gov/the-press-office/2015/10/19/fact-sheet-white-house-announces-commitments-american-business-act)

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The Company decided to pursue alternative propagation methods seeking to fulfill on several criteria:

•	Finding the most superior gene-stock for timber production
•	Reducing the costs per tree by using local providers where possible
•	Reducing import requirements by shipping trees ‘in vitro’ and using local nurseries
•	Reducing transportation shock by using local providers

World Tree Technologies acquired the exclusive propagation rights to 20 premium timber genotypes, many of which have been researched and monitored for 20+ years. In addition, it acquired propagation rights to the two genotypes used by the Toad Gully nursery. This total of 20 genotypes provides considerable quality, genetic diversity and the ability to plant in a variety of different climate zones.

World Tree Technologies is propagating these varieties through a laboratory facility in Kelowna, BC, Canada. That facility has the ability to propagate hundreds of thousands of trees.

The Company has hired a nursery in Costa Rica to grow out the trees. This means that we no longer need to import trees to Costa Rica. This reduces our costs considerably, and provides more flexibility for the Farmers.

The Company has hired a nursery in the USA called the Southern Growers to grow trees out for the U.S. Farmers.

Canadian famers will be supplied directly from the Kelowna lab and nursery.

All of these changes have increased quality and decreased costs.

We are passing on the benefits of the savings to our Farmers. The Company intends to reward Farmers for performance and encourage them to submit their bi-annual reports. The Farmers will receive a $0.25 bonus per tree per year for the first two years based on tree quality and survival.

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Farmers

World Tree Technologies has developed extensive relationships with Farmers across the United States as well as in Canada and Costa Rica. Farmers are selected using the following criteria:

i.	Suitable geographical location, including hardiness zone, rainfall, soil type, temperature and rainfall. While hardiness zone gives a first initial indication of whether or not the land will be suitable, more detailed mapping is required to firmly establish suitability.

ii.	Geo-location. Farmers provide their geo-ordinates to assess suitability.

iii.	Questionnaire. The Company prepares a detailed report of the Lands and the Farmer must complete a questionnaire to confirm the properties of the Lands.

In the USA and Canada, Lands must not be more than 2,200 feet above sea level. In Costa Rica, the Lands should be at least 3,000 feet above sea level. These different requirements relate to day length and seasonal temperature variation.

iv.	Each Farmer must be able to enter into a Crop Contracting Agreement with the Company for at least 10 years.

The full Crop Contracting Agreement is available for inspection upon request. The following are the key terms of the Crop Contracting Agreement:

i.	The Farmer shall be responsible for planting, pruning, fertilizing and watering of the ES Trees until harvest of the ES Trees which shall occur in the 9th year after the planting of the ES Trees by the Farmer.

ii.	The Farmer shall provide the Company with semi-annual reports with respect to the condition of the ES Trees and grant the Company access to the Lands to conduct annual inspections of the ES Trees.

iii.	The Farmer shall not sell or remove any of the ES Trees from the Lands.

iv.	The Farmer shall grant the Company a registrable security interest in the ES Trees.

v.	The Farmer will provide the Company timely notice in the event that the Farmer sells, leases or otherwise conveys the Lands and will be obligated as part of any such conveyance to obtain written agreement from the transferee to be bound by the terms of the Crop Contracting Agreement.

vi.	The Farmer will grant the Company access to the Lands to take videos or pictures of the ES Trees.

vii.	The Farmer shall provide the Company with written notice in timely manner if there are any issues or concerns relating to the health of the ES Trees.

viii.	The Farmer shall grant the Company access to the Lands to care for the ES Trees in the event that the Farmer refuses or neglects to do so.

ix.	The Farmer will be responsible for paying for any costs or expenses related to the care of the ES Trees.

x.	The Farmer will grant the Company and/or its agents access to the Lands for purposes of harvesting and removing the ES Trees from the Lands.

xi.	After the ES Trees are harvested, the Crop Contracting Agreements with the Farmers will end and the Company will no longer have any right, title or interest in the ES Trees.

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The Company has the resources and support in order to train the Farmers on how to grow the ES Trees. This includes a growers guide for each year and pruning instructions. The Company calls the Farmers at least twice a year to review the health of their ES Trees and has a dedicated staff member to answer emails and calls from Farmers. When a Farmer plants their ES Startlings, the Company records the exact latitude and longitude of those ES Startlings. This allows the Company to track, for any given Farmer, exactly which Startlings have been planted by a Farmer and the year they were planted.

United States

The southern United States is an ideal location for growing ES Trees. Currently the Company has ES Trees planted in 14 locations spread across various states including Texas, Florida, Georgia, Mississippi, Alabama and Oregon. Additionally, there are 23 other Farmers engaged in small trial programs.

The Company has visited all locations.

The Company currently has 71 farmers in its database who are interested in planting in future planting. The Company has been engaged with focused, targeted marketing to farmers in the ideal growing regions to stimulate interest in the program.

The Company has engaged in sophisticated GIS mapping of the whole region, connecting with the USDA climate and soils database for the most current data(http://www.nrcs.usda.gov/wps/portal/nrcs/detail/soils/survey/?cid=nrcs142p2_053627). This has allowed us to target very specific areas, right down to the farm boundary, and get the addresses of the ideal farmers.

The Company is currently seeking a forester in the southern United States to monitor the Lands there and help establish a bigger presence for the Company in the southern United States.

Central America

In 2015, a Farmer undertook a pilot planting program in two locations in Costa Rica. Although these plantations turned out to be unsuitable for the COP (one was too hot and the other too remote), World Tree Technologies was so impressed with the speed of growth (the tree reached over 20 feet in the first 6 months) that in 2016 the Company went to Costa Rica to look for more suitable land.

World Tree Technologies explored various parts of Costa Rica and identified excellent growing conditions in the mountains of central Costa Rica, especially in the coffee-growing areas. ES Trees provide additional benefits for coffee farmers who need shade for their plants. The ES Trees, due to their fast growth and deep root system, provide cover for the coffee without competing with the plants for nutrition.

27

The coffee farmers have high quality soil, well managed plantations and a year-round staff that work the Lands.

The Company has active Farmers in 24 separate locations in Costa Rica and a regional manager oversees the Farmers and ES Trees.

Alex Jay (Plantation Manager) and Wendy Burton (CEO) visited all the plantations in May 2017. For most of the Farmers the ES Trees are growing as expected.

One issue for some, but not all, Costa Rican Farmers have been leaf-cutter ants. The Company hired a local expert to review and has developed a new set of procedures and guides for the Farmers on how to deal with this situation if it develops.

The Company has hired a local nursery in Costa Rica to propagate and supply ES Trees in this region.

All the Company growers’ guides, manuals and website have been translated into Spanish.

Due to the success of the program in Costa Rica, the Company is considering growing ES Trees in other parts of Central America. In 2017, CEO Wendy Burton visited an interested group in Guatemala with large amounts of suitable growing land. The Company anticipates exploring these relationships further.

Canada

In 2017, the Company planted its first trees in Nanaimo, BC, Canada. The ES Trees have performed extremely well and have attracted considerable local interest. The Company anticipates growing more ES Trees in BC in the future.

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OFFERING OBJECTIVES

The short-term objective of the Company, to raise up to $1,070,000 pursuant to this Offering, was partially realized during the period covered by this report, as the Company closed on $197,425 of this Offering as of 31 December, 2018. The remaining shares of this Offering were fully subscribed as of the filing date of this Report.

The Funds from this Offering will be used by the Company to acquire ES Startlings, pay for the ongoing expenses of managing the COP, harvesting the ES Trees and brokering the ES Lumber for the benefit of the Company.

The Company also intends to explore opportunities to sell carbon credits for the benefit of the Company’s Investors.

Long Term Objectives

The following are the major events that are expected to occur with respect to the business of the Company:

i.	March - September 2019: Planting of ES Trees for Series A 2018 COP Unit Holders.

ii.	March – September 2019: Farm inspections.

iii.	September 2019: Initial order of ES Trees for Series A 2019 Eco-Tree Unit Holders, based on 110 ES Trees per 2000 Series A 2019 Eco-Tree Units issued.

iv.	August 2019-April 2020: The Manager will secure contracts with Farmers. The Company already has a database of experienced farmers with land and verbal commitments for planting.

v.	October 2019 - March 2020: Advertise for Farmers in various publications, such as Acres Magazine, Farm Show Magazine, rural farmer networks, social media and direct mail, as required.

vi.	March - April 2020: Participating Farmers will receive the grower’s guide & pruning instructions, and support calls to prepare the Farmers for the growing season.

vii.	November 2019-March 2020: In vitro plants shipped to various locations as required for grow out by the local nurseries.

viii.	Ongoing: Farmers receive calls from the Farmer support team and must complete follow-up questionnaires.

ix.	December 2019: Finalize ES Tree numbers for 2020 planting based on the number of Series A 2019 Eco-Tree Units issued/expected to be issued and secure contracts with Farmers.

Insufficient Funds

The proceeds of the Offering may not be sufficient to accomplish all the Company’s proposed objectives, and there is no assurance that alternative financing will be available.

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Material Agreements

The Company is managed by World Tree Technologies, Inc., pursuant to the terms of the Company’s Operating and Management Agreement, which is Exhibit B to this Offering Statement.

The Company and the Farmer(s) engage in a Crop Contracting Agreement, which is Exhibit C to this Offering Statement, whereby Farmers plant and raise ES Trees to be purchased with the proceeds of this Offering.

RISK FACTORS

An investment in the Units involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in the Units. Any or all of these risks or other as yet unidentified risks may have a material adverse effect on the Company’s business and/or the return to the Investors. The purchase of Units is suitable only for Investors who are aware of the risks in the agricultural industry, particularly pertaining to lumber crops, who have the ability and willingness to accept the risk of loss of their invested capital and who have no immediate need for liquidity. There is no assurance of any return on an Investor’s investment.

The Company advises that prospective Investors should consult with their own independent professional legal, tax, investment and financial advisors before purchasing Units in order to determine the appropriateness of this investment in relation to their financial and investment objectives and in relation to the tax consequences of any such investment.

There is no established market for the Units and none is expected to develop. Therefore, it may be difficult or impossible for a Unit Holder to sell any of the Units. The Subscription Price per Unit was determined arbitrarily by the Company. The Offering should be considered highly speculative due to the proposed nature of the Company’s business and the fact that the Company was only recently formed and has a limited history of business operations.

Investment Risk

No Regulatory Review

Neither the Units nor the Offering of the Units has been registered under the Securities Act or under any state or other securities law, and neither the Securities and Exchange Commission nor any state or other regulatory authority has passed upon the accuracy or adequacy of this Memorandum or approved or endorsed the terms or merits of the Units or this offering.

Highly Speculative

The purchase of Units is highly speculative. A potential Investor should invest in the Units only if he is able to bear the risk of the entire loss of his investment and has no need for immediate liquidity. An investment in the Units should not constitute a major portion of an Investor’s investment portfolio.

Limited Voting Rights

Unit Holders have rights only to a portion of the net proceeds of a particular harvest of ES Trees. Unit Holders have no right to vote on any matters affecting the business of the Company. Unit Holders have no right to take part in the control or management of the Company and exclusive authority and responsibility for controlling and managing the Company rests with the Manager. Thus, Investors must rely on the good faith, experience, ability and judgment of the management team, and this investment is not appropriate for those unwilling to do so.

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Limit on Amount Available to Repay Unit Holders

There is no guarantee that the ES Trees will survive to maturity, or that the Harvest will be profitable enough to net any profit to the Unit Holders. In the event the Harvest is not profitable investors may lose their entire investment.

No Tax Advice

Investors in this Offering will acquire their Units without any representations from the Company regarding tax implications of the transaction. Each prospective Investor should consult his own independent legal counsel and other tax advisors regarding the tax implications of an investment in the Units.

Lack of Marketability of Units / Restrictive Legend

There is currently no market through which the Units may be sold and purchasers may not be able to resell Units purchased. Furthermore, the Company does not currently intend to make, or arrange for the creation of a market for the purposes of trading the Units, and does not currently intend to seek a listing of the Units on any stock exchange or similar trading market.

Unit Holders may not be able to liquidate their investment on a timely basis, if at all, and Units may not be readily accepted as collateral for a loan. Investment should only be considered by those Investors who are able to make a long-term investment and bear the economic risk of a complete loss of the investment and who otherwise meet our Investor Suitability Requirements.

Issuer Risk

Reliance on Ability and Judgment of Management

The success of the Company will, to a large extent, depend on the good faith, experience, ability and judgment of the management team and their consultants and advisors to make appropriate decisions with respect to the operations of the Company. If the Company loses the services of one or more of its management team, the business, financial condition and results of operations of the Company may be materially adversely affected.

Net Worth of the Company

The Company has only nominal capitalization and no assets except as disclosed in the financial statements as set forth in this Memorandum. As a result, recourse against the Company for any reason may be limited.

Distributions

There are many factors that will affect the operations and financial performance of the Company and therefore the ability of the Company to make distributions (and the timing of the commencement of any distributions and actual amounts distributed, if any), including working capital requirements of the Company. The Company has complete discretion with respect to the amount and timing of distributions, if any. The recovery of a Unit Holder’s initial investment is at risk and the anticipated return on such investment is based on many performance assumptions described in this Memorandum.

Deployment of ES Startlings

A return for Unit Holders on their investment is dependent on the Company being able to arrange Crop Contracting Contracts with Farmers to plant the ES Startlings. In the event the Company fails to have all the ES Startlings acquired by the Company planted, there will be an adverse effect upon Unit Holders’ returns on investment.

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Farmers Care of the ES Trees

The Farmers contracted by the Manager must properly care for the ES Trees from their planting as ES Startlings through their growth cycle to maturity. Farmers must properly water, prune and care for the ES Trees. Failure to do so could result in some or all a Farmer’s ES Trees either dying or failing to mature to expected height and diameter, thereby reducing the amount of ES Lumber that may be harvested from a Farmer’s ES Trees.

Monitoring of Farmers

Neither the Company nor the Manager will not be continuously on the Farmer’s land monitoring their activities during the growth cycle of the ES Trees. Should a Farmer fail to properly care for its ES Trees or default under the terms of its Crop Contracting Agreement, by the time the Company learns of such circumstances it may be too late for the Company to take corrective steps or instruct the Farmer to take corrective steps to save the Farmer’s crop of ES Trees.

Default by Farmer

If a Farmer defaults under the terms of a Crop Contracting Agreement the Company may be unable to obtain access to that Farmer’s ES Trees to care for them or harvest them.

Reliance on Company

Prospective Investors, in assessing the risks and rewards of this investment, should appreciate that they will, in large part, be relying on the good faith and expertise of Wendy Burton and the Manager of the Company. Prospective Investors will have to rely on the discretion and ability of the Company in choosing which Farmers to contract with to grow the ES Trees, in monitoring and supervising the Farmers in growing the ES Trees, and in creating a market for the ES Lumber. The Company does not currently maintain key person life insurance for Wendy Burton. The Company is planning to obtain such insurance in the future. If the Company loses the services of Wendy Burton, the business, financial condition and results of operations of the Company may be materially adversely affected.

Industry Risk

Natural Disturbances

The ES Startlings and resulting ES Trees will be subject to natural disturbances such as drought, insects, pests, disease, fire, flood, climate change, soil contamination and excess precipitation. The occurrence of any one or all of these factors with respect to a Farmer’s ES Trees could cause an investor to lose some or all of their investment.

Return on investment is dependent on multiple factors beyond the control of the Company.

A return on a Unit Holder’s investment is dependent on the aggregate of board feet of ES Lumber that the Company is able to sell from the Harvest, and the price per board foot for which it can sell the ES Lumber produced from the Harvest, both of which are subject to numerous external factors beyond the control of the Company. In the event the Company is unable produce a sufficient amount of ES Lumber, and/or sell such ES Lumber to sell at a profit, investors may lose some or all of their investment.

No Market for ES Lumber in North America

The market for ES Lumber in North America is unestablished. If the Company is unable to develop the market, or if the market does not expand on its own, or if the Company is unable to sell to the Asian market, the Company may not be able to sell its ES Lumber for a profit, or at all, which may result in a loss of some or all of a Unit Holder’s investment.

32

World Events

Events in the global financial markets over the past 9 years have had a profound impact on the global economy. Virtually all economic sectors are impacted by these market conditions. Some of the key impacts of the current market turmoil include: sharp contractions in the credit markets resulting in a widening of credit risk spreads and higher costs of funding; a deterioration in the credit ratings of a number of large financial institutions; devaluations and high volatility in global equity, commodity, foreign exchange and precious metals markets and a corresponding lack of market liquidity; and a slowdown in economic activity that is affecting major global economies. These events could have a significant impact on the Company’s business and its assets and cause an investor to lose some or all of their investment.

THE OFFERING

The purpose of this offering is to raise funds to propagate the ES Trees while allowing Investors to offset their carbon footprints and realize return on their investments through the harvesting and sale of the lumber produced by the ES Trees.

USE OF PROCEEDS

	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$500,000	$1,070,000
Less: Offering Expenses
(A) Selling commissions and fees	$25,000	$53,500
(B) Estimated offering costs (e.g., legal, accounting, audit)	$30,000	$40,000
Net Proceeds	$445,000	$976,500
Use of Net Proceeds
(A) Purchase of ES Trees	$71,500	$157,000
(B) Tree order staffing and admin	$9,000	$20,000
(C) Shipping, handling and imports	$9,000	$20,000
(D) Accounting, annual reports	$100,000	$100,000
(E) Farmer support, inspections	$62,500	$137,500
(F) Marketing	$31,200	$68,700
(G) Management Fee	$84,500	$186,500
(H) Investor relations	$14,000	$30,000
(I) Phone, internet, office equipment	$14,000	$30,000
(J) Brokering the ES Lumber	$14,000	$30,000
(K) Farmer performance bonus	$15,600	$34,500
(L) Reserve / Contingency	$19,700	$162,300
Total Use of Net Proceeds	$445,000	$976,500

33

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). WeFunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our end and WeFunder’s discretion until the deadline date.

The following describes the process to invest in the Issuer, including how the Issuer will complete an Investor’s transaction and deliver securities to the investor.

1.	Investor Commitment. The Investor will submit, through WeFunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company (“Investment Agreement”), using the Investor’s electronic signature.

2.	Acceptance of the Investment. If the Investor Agreement is complete, the Investor’s commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor’s “My Investments” screen on the WeFunder.com website. After the offering closes, the contract will be countersigned by the Company. The executed investment contract will then be sent to the Investor via email, and is also available to download on the “My Investments” screen.

3.	Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by WeFunder Portal into an escrow account held with a third-party bank on behalf of issuers offering securities through WeFunder Portal.

4.	Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the “My Investments” screen when the target offering amount is met.

5.	Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company’s WeFunder Portal Profile.

6.	Early Closings. If the target amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our WeFunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the “My Investments” screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7.	Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors’ “My Investments” screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available in the “My Investments” screen. At the option of the Company you may receive an electronic certificate.

34

Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials. The intermediary will notify investors when the target offering amount has been met. If the Issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the Issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

OWNERSHIP AND CAPITAL STRUCTURE

Terms of the Offering

A description of the material terms of the Units being offered include:

(a) Identifying Name: the Units being offered are Series A 2018 COP Units of the Company.

Identifying Name of Series	Investment Period
Series A 2018 COP Units	Approximate 10-year investment period

(b) The following is a summary of the Series A 2018 COP Units:

The number of Series A 2018 COP Units shall be limited to 1,085,000 Units. The first 150,000 Units will be issued at a price of $0.90 per Unit, and all remaining Units will be issued at a price of $1.00 per Unit.

The Company intends to acquire ES Startlings with a portion of the proceeds of each Unit and engage, on a contract basis, Farmers located in select agricultural zones in North America, South America and other areas at their discretion to plant, manage and care for the ES Startlings to the point where the resulting ES Trees can be harvested and sold as lumber by the Company. It is anticipated this will occur within approximately 7 – 10 years of the planting of the ES Startlings. Recognizing that the Company may not have other sources of revenue until Harvest, a portion of the proceeds of each Unit, to be determined by the Manager at the time of issuance will be held as a reserve to cover ongoing operating costs of the Company over the anticipated 7 – 10-year period from planting until Harvest occurs and to cover other miscellaneous Company expenses. It is intended that overall Company administration costs will be shared by all series of COP units, but only direct expenses and proceeds from the crop of ES Trees planted and harvested from the proceeds of the Series A 2018 COP Units will be applicable to the calculation of the Gross Profits, if any, of the Series A 2018 COP Units. Monetization of any potential carbon credits or similar carbon offset assets generated by the ES Trees underlying the Series A 2018 COP Units will be shared 50% to the Series B Unit Holders and 50% to the to the Unit Holders of the Series A 2018 COP Units, on a pro rata basis.

ES Startlings acquired with the proceeds of Series A 2018 COP Units are expected to be harvested within 7 to 10 years from planting. The Gross Profits, if any, from the Harvest of the crop of ES Trees underlying the Units in this Offering will be distributed 50% to the Farmers and 50% to the Company. The Company will then redeem the Units, and distribute 50% of the Net Profits to the Unit Holders of the Series A 2018 COP Units, on a pro rata basis, and 50% to the Series B Unit Holders. Prior to distribution, Gross Profits will be combined with any other revenue of the Company such as carbon credits and offset by any reserve shortfalls to cover Company operating costs allocable to the Series A 2018 COP Units. The intention is that the Series A 2018 COP Units be redeemed no later than December 31, 2030.

35

The Units in this Offering do not have voting rights. Furthermore, investors are subject to other limitations as described elsewhere in this Offering Statement. The terms of the securities being offered may only be modified by majority vote of the holders of the same class of securities at a meeting of the security holders duly held.

Restrictions on Transfer of the Securities Being Offered

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

(1)	to the Issuer;
(2)	to an accredited investor;
(3)	as part of an offering registered with the U.S. Securities and Exchange Commission; or
(4)	to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent of that of a spouse.

36

Description of Issuer’s Securities

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Series B Voting Units:	10,000	10,000	Yes	Yes, as described in this Offering Statement
Series A Units:	200,000	200,000	No	No
Series A 2018 COP Units:	3,000,000	240,296	No	No
Debt Securities:	None.
Debt:	None.

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants: None.
Options: None.
Other Rights: None.

The securities being offered are non-voting units and may not be diluted. However, the securities being offered are materially limited and qualified by the rights of the holders of the Class B voting units, as the Class B voting unit holders retain 100% control of the Issuer. The securities being offered do not reflect a voting equity position in the Issuer but rather rights to share in the Net Profits, if any, generated by a particular crop of trees.

Value of the Securities

The securities being offered are valued at the cost of the trees over their lifetime (approximately 10 years). This is shown elsewhere in this Offering Statement.

The ES Trees increase in value for every additional year past two years. The value of the securities will reflect the cost of the trees as well as the market demand for ES Lumber and carbon credits.

37

Prior Offerings

In 2016, the Company sold 180,000 Series A Units in an offering exempt from registration pursuant to Regulation D, for a total raise of $117,000.

In 2017, the Company sold 20,000 Series A units in an offering exempt from registration pursuant to Regulation D, for a total raise of $13,000.

In 2017, the Company sold 10,000 Series B Voting Units in an offering exempt from registration pursuant to Regulation D, for a total raise of $10,000.

In May 2018, the Company sold 55,556 Series A 2018 COP Units in an offering exempt from registration pursuant to Regulation D, for a total raise of $50,000.

In 2018, The Company closed on 225,296 Units of this Offering, for a total raise of $197,425.

Neither the Issuer nor any entities controlled by or under common control with the Issuer were a party to any transaction since the beginning of the Issuer’s last fiscal year, nor any currently proposed transaction, where the amount involved exceeded five percent of the aggregate amount of capital raised by the Issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the Issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

(i)	Any director or officer of the Issuer;
(ii)	Any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power;
(iii)	If the Issuer was incorporated or organized within the past three years, any promoter of the Issuer; or
(iv)	Any immediate family member of any of the foregoing persons.

38

FINANCIAL CONDITION OF THE ISSUER

Results of Operations

The Company is in the startup phase of its operations and as such, has only expenses and no revenue.

For the year ended December 31, 2018 compared to the year ended December 31, 2017.

	2018	2017
Revenue
Total	$0	$0

OPERATING EXPENSES:
General & administrative expense	3,494	1,962
Professional fees	44,952	524
Sales and marketing	22,150	-
Management Fees	7,778	4,700
Other general and administrative fees	3,494	1,962
Total Operating Expenses	78,374	7,186

OPERATING INCOME (LOSS)	(78,374)	(7,186)

INTEREST EXPENSE	0	0

INCOME TAXES:
Current	-	-
Deferred	-	-

NET INCOME	(78,374)	(7,186)

Net Sales

Revenue will not be earned until Harvest of the ES Trees in approximately 10 years.

Cost of Goods Sold and Gross Profit

As a result of revenues not being recognized until the ES Lumber is sold in 10 years, the cost of goods sold will not be recognized until that time either.

The ES Trees purchased are recorded as an asset to the Company. World Tree Technologies, Inc. is responsible for management of the Eco-Tree Program, as defined in the Management & Operating Agreement.

Operating Expenses

Operating expenses for 2018 were $78,374. This is up from the previous year’s operating expenses, which were $7,186. This increase in operating expenses was due to expansion of our Eco-Tree Program, including costs incurred in raising funds.

39

Liquidity and Capital Resources

At Dec 31, 2018, we had cash and cash equivalents of $149,555.

Working Capital

	At December 31, 2018	At December 31, 2017
Current Assets	$208,453	$78,880
Current Liabilities	$18,653	--
Working Capital (deficit)	$189,800	$78,880

Operating activities

All operational transactions are within the expected spending as outlined in this Offering Statement, with the largest expenses being purchase of the ES Trees and management fees.

Investing Activities

No investing activities were undertaken.

Financing Activities

During the year ended December 31, 2018, the Company issued 225,296 Series A Units for gross proceeds of $197,425. The Company incurred $23,131 in offering costs in connection with the sale of the Series A Units.

As described in this Offering Statement, investor funds will be used to purchase ES Trees and other associated project costs. The Company depends on future investors to continue its work purchasing and planting additional ES Trees.

Related Party Transactions

The Company’s Manager, World Tree Technologies, Inc., received management fees of $7,778 in 2018. Additionally, WTT has the right to receive $102,332 from the proceeds of this Offering to pay for trees, staffing and administration, shipping and handling, farmer support, farmer bonus, office overhead, marketing, management fees, investor relations and brokering of lumber.

40

FINANCIAL STATEMENTS

WORLD TREE COP USA LLC

FINANCIAL STATEMENTS

(UNAUDITED)

December 31, 2018 and 2017

Together With

Independent Accountants’ Review Report

41

WORLD TREE COP USA LLC

FINANCIAL STATEMENTS

(UNAUDITED)

42

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

The Management and Members

WORLD TREE COP USA LLC

Mesa, AZ 85210

We have reviewed the accompanying financial statements of WORLD TREE COP US A LLC (the “Company”), which comprise the balance sheet as of December 31, 2018, and the related statements of operations, members’ equity, and of cash flows for the year then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Other Matter

The financial statements of WORLD TREE COP USA LLC as of December 31, 2017 were reviewed by other accountants whose report dated September 16, 2018, stated that based on their procedures, they were not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

dbbmckennon

San Diego, California

March 29, 2019

43

WORLD TREE COP USA LLC

BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

	As of December 31,
	2018	2017
Assets
Current assets:
Cash	$149,555	$9,178
Related party receivable	5,014	26,902
Deposit on biological assets - related party	14,142	22,318
Total current assets	168,711	58,398
Other assets:
Biological assets	39,742	20,482
Total assets	$208,453	$78,880

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$10,558	$-
Member units to be issued	8,095	-
Total current liabilities	18,653	-

Members’ equity:
Members’ equity	329,294	140,000
Accumulated deficit	(139,494)	(61,120)

Total members’ equity	189,800	78,880
Total liabilities and members’ equity	$208,453	$78,880

The accompanying notes are an integral part of these unaudited financial statements.

See independent accountants’ review report.

44

WORLD TREE COP USA LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

	2018	2017
Revenue:	$-	$-

Operating expenses:
Professional fees	44,952	524
Sales and marketing	22,150	-
Management fees	7,778	4,700
Other general and administrative fees	3,494	1,962
Total operating expenses	78,374	7,186

Net loss	$(78,374)	$(7,186)

The accompanying notes are an integral part of these unaudited financial statements.

See independent accountants’ review report.

45

WORLD TREE COP USA LLC

STATEMENTS OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

	Members’ Equity
	Series A Units		Series B Voting Units		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total
Balance at December 31, 2016	$180,000	$117,000	$-	$-	$(53,934)	$63,066

Proceeds from sale of membership units	20,000	13,000	10,000	10,000	-	23,000
Net loss	-	-	-	-	(7,186)	(7,186)
Balance at December 31, 2017	200,000	130,000	10,000	10,000	(61,120)	78,880

Proceeds from sale of membership units, net of offering costs	225,296	174,294	-	-	-	174,294
Membership units issued for services	10,000	10,000	-	-	-	10,000
Membership units issued for WTT obligation	5,000	5,000	-	-	-	5,000
Net loss	-	-	-	-	(78,374)	(78,374)
Balance at December 31, 2018	440,296	$319,294	10,000	$10,000	$(139,494)	$189,800

The accompanying notes are an integral part of these unaudited financial statements.

See independent accountants’ review report.

46

WORLD TREE COP USA LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

	2018	2017
Cash flows from operating activities:
Net loss	$(78,374)	$(7,186)

Adjustments to reconcile net loss to net cash flows from operating activities:
Fair value of membership units issued for services	10,000	-
Changes in operating assets and liabilities:
Related party receivable	26,888	(20,402)
Accounts payable	10,558	(528)
Member units to be issued	8,095	-
Net cash used in operating activities	(22,833)	(28,116)

Cash flows from investing activities:
Deposits and purchases of biological assets	(11,084)	(4,280)
Net cash used in investing activities	(11,084)	(4,280)

Cash flows from financing activities:
Proceeds from sale of membership units	197,425	23,000
Offering costs	(23,131)	-
Net cash provided by financing activities	174,294	23,000
Net increase (decrease) in cash	140,377	(9,396)
Cash as of beginning of the year	9,178	18,574
Cash as of end of the year	$149,555	$9,178

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Disclosure of non-cash investing and financing:
Membership units issued for obligation	$5,000	$-

The accompanying notes are an integral part of these unaudited financial statements.

See independent accountants’ review report.

47

WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

WORLD TREE COP USA LLC (“WTCOPUS” or the “Company”) was organized as a limited liability company in the state of Nevada on June 3, 2015. The Company’s address is 550 West Baseline Road, Suite 102-199, Mesa, Arizona, 85210.

The purpose of the Company is to:

(i)	participate in collective effort to reduce the carbon footprint of the Subscribers through conduct of the carbon offset program (COP);

(ii)	produce income from the harvesting of Empress Splendor (ES) Trees acquired by the Company;

(iii)	make distributions to members upon harvesting ES Trees; and

(iv)	engage in such other activities as are reasonably incidental to the foregoing.

NOTE 2 – MANAGEMENTS’ PLANS

These financial statements have been prepared on a going concern basis which presumes the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The proposed business of the Company involves a high degree of risk and is dependent on the success of raising funds through an offer and sale of non-voting series A units and on the Company achieving profitability. There is no assurance that the Company will be able to raise the funds necessary to finance the Company’s activities as disclosed in Note 1. The Company has significant commercial and economic dependence on the related parties (Note 4). In addition, the Company is subject to significant risk due to the long-term nature of generating revenue from the harvesting of trees.

However, during the year ended December 31, 2018, the Company raised $174,294 in net proceeds from the sale of Series A Units through a private offering and the current Regulation CF offering. Subsequent to year end, the Company has raised an additional $102,220 through additional sales of Series A Units through the Regulation CF offering. Management believes that the current capital on hand is sufficient enough to fund operations through at least one year from the date of these financial statements.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent accountants’ review report.

48

WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We believe we are not exposed to any significant credit risk on cash.

Cash Equivalents

Cash and cash equivalents consist of cash on hand.

Fair Value of Financial Instruments

All financial instruments are initially measured at fair value. Financial assets and financial liabilities are measured subsequently based on their classification.

Financial assets are classified as either fair value through profit or loss, loans and receivables, held to maturity, or available for sale. Financial liabilities are classified as fair value through profit or loss, or other financial liabilities. Financial assets or liabilities at fair value through profit or loss include instruments classified as held-for-trading or designated upon initial recognition at fair value through profit or loss. Financial assets or liabilities at fair value through profit or loss are measured at fair value with all gains and losses included in net income in the period in which they arise. Available for sale financial assets are measured at fair value with gains and losses, net of tax, included in other comprehensive income until the instruments are derecognized or impaired, at which time the gains or losses are recorded in net income. Loans and receivables, held-to-maturity investments and other financial liabilities are measured at amortized cost using the effective interest method.

Financial assets, other than those measured at fair value through profit or loss, are assessed for indicators of impairment at each reporting date. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the asset have been impacted. For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

See independent accountants’ review report.

49

WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

The three levels of valuation hierarchy are defined as follows:

☐	Level 1. Observable inputs such as quoted prices in active markets;

☐	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly;

☐	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Biological Assets

Biological assets consist of trees managed for future timber sales. Biological Assets contains the assumption that the fair value of biological assets can be measured reliably. This assumption can be rebutted at the early stage of an asset’s life and when fair value is not reliably determined. The trees have had little biological transformation since the initial costs were incurred and therefore cost approximates fair value. The cost of trees consists of the purchase price plus costs incurred to bring the trees to the current location and condition. Costs relating to ongoing management of the trees are expensed as farmer support costs as they are incurred.

The trees are recognized as biological assets when they are received the Company’s farmers. As of December 31, 2018 and 2017, 13,000 and 6,700 trees represented a cost of $39,742 and $20,482, respectively.

Provisions and Contingent Liability Provisions

Provisions and contingent liability provisions are recognized when there is a present legal or constructive obligation arising as a result of a past event for which it is probable that an outflow of economic benefits will be required to settle the obligation and where a reliable estimate can be made of the amount of the obligation. Timing or exact amount of the outflow may still be uncertain. Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available, including the risks and uncertainties associated with the present obligation. Provisions are discounted to their present values, where the time value of money is material.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the possibility of outflow of resources is remote.

Deferred Offering Costs

Costs associated with the offering of shares are capitalized as other assets. Upon successful issuance, these costs will reduce additional-paid-in capital, or if unsuccessful, recognized as general and administrative expense.

Income Taxes

The Company is taxed as a Limited Liability Company. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Company s taxable income. The Company will pay state income taxes at reduced rates. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods since inception. The Company currently is not under examination by any tax authority.

See independent accountants’ review report.

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WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

NOTE 4 – RELATED PARTY TRANSACTIONS

Series B Units

As at December 31, 2018 and 2017, World Tree Technologies, Inc. (“WTT”), the Manager of WTCOPUS, holds 10,000 Series B Units of WTCOPUS.

Management Fees – 2018 Series A Unit Offering

In connection with the 2018 Series A Unit offering fees expected to bepayable to WTT consist of the following: 1) $2.25 per tree (biological asset); 2) $0.20 tree order staffing and administration; 3) $0.40 shipping and handling; 4) $2.00 farmer support; 5) $0.50 farmer bonus; 6) $0.40 office overhead; 7) $ 1.00 marketing; 8) $2.75 management fees; 9) $0.40 investor relations; and 10) $0.40 brokering lumber. The cost of trees, tree order staffing and administration, and shipping and handling, are recorded as deposit on biological assets – related party. The remaining items will be reflected as prepaid management fees for which will be amortized over the expected service period. The amounts payable to WTT for these items is based upon the number of Series A Units sold. The Company records the transactions as the amounts are paid to WTT, as typically services have yet to be rendered. As of December 31, 2018, based upon the member agreement, WTT had rights to $102,332 for which was paid subsequent to year end.

Purchase of Biological Assets

As of December 31, 2018 and 2017, amounts paid to WTT for future biological asset purchases were $14,142 and $22,318, respectively. The amounts are reclassed from related party receivable to biological assets as the assets are delivered to the Company’s farmers. Total amounts paid to WTT for future biological assets during the years ended December 31, 2018 and 2017 were $18,862 and $22,318, respectively. During the years ended December 31, 2018 and 2017, the account decreased by $19,260 and $20,482, respectively, based upon the number of biological assets delivered during the same time frame.

Short-term Advances

From time to time, WTT and/or the Company covers operating costs for either entity. These costs are periodically repaid by either entity. The amounts are due on demand and do not incur interest. As of December 31, 2018 and 2017, total amounts due to the Company from WTT were $5,014 and $26,902, respectively.

Marketing and Professional Fees

During the years ended December 31, 2018 and 2017, the Company paid WTT marketing and professional fees of $7,778 and $4,700, respectively.

See Note 5 for additional related party transactions.

See independent accountants’ review report.

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WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

NOTE 5 – MEMBERSHIP UNITS

Series A Units

Rights and Preferences

Series A Members are holders of Series A Units and do not have voting rights. Series A Memberships (and corresponding Series A Units) are issued in sub-series’. Each sub-series of Series A Units has rights to a percentage of distributable cash produced by one particular project. Each project shall be funded by only one subseries of Series A Units, and no two sub-series of Series A Units shall have rights relating to the same project. See below for allocation of profits and losses.

2018 Transactions

During the year ended December 31, 2018, the Company issued 225,296 Series A Units for gross proceeds of $197,425. The Company incurred $23,131 in offering costs in connection with the sale of the Series A Units for which offset the proceeds.

During the year ended December 31, 2018, the Company issued 10,000 Series A Units to an individual for marketing services rendered. The Series A Units were valued at $1.00 per unit based upon the rate to which other Series A Units were being sold to third parties. Total compensation expense of $10,000 was recorded within sales and marketing on the statement of operations during the year ended December 31, 2018.

During the year ended December 31, 2018, the Company issued 5,000 Series A Units to an individual in satisfaction of a liability incurred at WTT. The units were valued at $ 1.00 per unit based upon the rate to which other Series A Units were being sold to third parties. The total value of $5,000 was recorded as an increase to the related party receivable within the balance sheet during the year ended December 31, 2018.

During the year ended December 31, 2018, the Company entered into an agreement with a professional to perform advisory services. In connection with the agreement, the professional agreed to allocate a portion of the monthly billings to be satisfied with Series A Units. As of December 31, 2018, total Series A Units to be issued were 8,095 in satisfaction of $8,095. The amount has been recorded as members’ units to be issued on the accompanying balance sheet as of December 31, 2018.

2017 Transactions

During the year ended December 31, 2017, the Company issued 20,000 Series A Units for gross proceeds of $13,000.

Series B Units

Series B Units are the only voting units of the Company for which there is one vote for each unit held. The Company has one Series B Member, World Tree Technologies, Inc., which is also the initial member and Manager of the Company. In 2017, 10,000 of these shares were issued, for a total member investment of $10,000. See below for allocation of profits and losses.

See independent accountants’ review report.

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WORLD TREE COP USA LLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

(UNAUDITED)

Other Provisions

Unless authorized to do so by the Manager, no Member, Unit Holder or group of Members or Unit Holders shall have any power or authority to bind the Company in any way, to pledge the Company’s credit, to render the Company liable for any purpose, or to otherwise engage in the management of the Company.

Units have been recognized on the financial statements as equity when subscriptions have been received. Profits and Losses

WTT enters into contracts with farmers whereby the net profits from the harvesting and sale of the biological assets are split 50/50 between the Company and the farmer. The Company’s 50% profit, it any, is then split between the Series A and Series B Unit holders on a 50/50 basis. Class A and Class B Units participate in the losses based upon their pro-rata amounts invested to the total invested until the investment is extinguished. After extinguishment the losses are then split between the Series A and Series B Unit holders on a 50/50 basis.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to December 31, 2018, the Company has issued 107,074 Series A Units for $102,220 in net proceeds were received.

See Note 4 for an additional subsequent event.

In accordance with ASC 855-10 the Company has analyzed its operations from December 31, 2018 to March 29, 2019 – the date these financial statements were issued – and has determined that it does not have any other material subsequent events to disclose in these financial statements.

See independent accountants’ review report.

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Involvement in Legal Proceedings

Neither the Issuer nor any of its predecessors, affiliates, affiliated issuers, directors, general partners, managing members of the Issuer, beneficial owners of 20 percent or greater of the Issuer’s equity securities (calculated on the basis of voting power), any promoter connected with the Issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor prior to May 16, 2016, has:

(1) been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

(i)in connection with the purchase or sale of any security;

(ii)involving the making of any false filing with the Commission; or

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities.

(2) been subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)in connection with the purchase or sale of any security;

(ii)involving the making of any false filing with the Commission; or

(iii)arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities.

(3) been subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, saving s associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)at the time of the filing of this offering statement bars the person from:

(A) association with an entity regulated by such commission, authority, agency or officer;

(B) engaging in the business of securities, insurance or banking; or

(C) engaging in savings association or credit union activities.

(ii)constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement.

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(4) been subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

(i) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal;

(ii) places limitations on the activities, functions or operations of such person; or

(iii) bars such person from being associated with any entity or from participating in the offering of any penny stock.

(5) been subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

(i) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder; or

(ii) Section 5 of the Securities Act.

(6) been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

(7) filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

(8) been subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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